UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7th, 2014

Commission file number 333-186461

SEDITION FILMS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction of Incorporation or Organization)

99-0378854	7819
(IRS Employer Identification Number)	(Primary Standard Industrial Classification Code Number)

1395 Brickell Avenue
Suite 800,
Miami, Florida 33131
Tel:  1-418-264-7134
(Address & telephone number of principal offices)

#37 Netherhall Gardens,
London, NW3 5RL
United Kingdom
Tel: (44)-785-909-1084
(Previous address & telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.01 – CHANGE IN CONTROL OF REGISTRANT.

On April 7th, 2014 Conseil Plumage Blanc Ltd. purchased 4,000,000 shares of restricted stock of the Company, representing 74% of the shares in the Company from its Director Jesse Lawrence for $375,000.00 in cash.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On April 9th, 2014, Mr. Jesse Lawrence resigned his official position as Director of the Corporation. On April 9th, 2014, the shareholders of the Corporation voted Messrs. Philippe Germain and Antonio Treminio as Directors of the Company.

Mr. Philippe Germain, 30, is co-founder of Oriana Technologies/SelecTV Solutions (a lead technological service provider for high-end boutique hotels); co-founder of Impera Advisory Inc., a strategic business consulting firm headquartered in Montreal, Canada. He has held senior corporate positions in both Europe and North America. Mr. Germain has a combined degree in economics and political sciences with specialization in finance and statistics from Laval University and is fluent in French, German, and English.

Mr. Treminio, 44, brings over 20 years of experience in the financial markets with special focus on corporate financing for private and public companies. Mr. Treminio brings broad experience in corporate debt and equity structuring, market intelligence and brand recognition.

ITEM 9.01 – EXHIBITS

(d) Exhibits.

Exhibit #	Description

10.1	Shareholder’s Resolution Appointing New Directors
10.2	Resignation of Jesse Lawrence
10.3	Share Purchase Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sedition Films Inc.

Date: April 9th, 2014	By:	/s/ Philippe Germain
Philippe Germain
Director

	By:	/s/ Antonio Treminio
Antonio Treminio
Director

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